UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Main Street, Suite 420 Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 21, 2014, we appointed T. Jeffrey Cheney, Jr. as a Vice President of our company and as President of our wholly owned subsidiary, Earth911, Inc. Mr. Cheney, 39, has served as a director of our company since October 2013. Mr. Cheney has served on the City Council of the city of Frisco, Texas since June 2007, serving as Mayor Pro Tem four times. Since January 2003, Mr. Cheney has also served as Broker Associate at Keller Williams Realty, a real estate company. Mr. Cheney is the owner and operator of Frisco-Online.com, an online community forum, and Northstar Property Management, a property leasing and management company. From August 2000 to January 2003, Mr. Cheney served as Director of Portfolio Operations for Highland Capital Management, an investment advisory firm. Mr. Cheney served as Senior Associate – Audit of PriceWaterhouseCoopers from June 1998 to August 2000. Mr. Cheney is a certified public accountant, a registered investment advisor, and a licensed real estate broker.

In connection with the appointment of Mr. Cheney as our Vice President and President of Earth911, Inc., Mr. Cheney will receive an annual base salary of $45,000. In addition, Mr. Cheney was granted options to purchase an aggregate of 700,000 shares of our common stock and RSUs for an aggregate of 132,600 shares of our common stock. The options have an exercise price equal to the closing price of our common stock on May 21, 2014. The options and RSUs will vest based upon the completion of various phases of the Earth911 Marketplace project and upon the achievement of certain revenue targets from product sales on the Earth911 Marketplace during each of the project phases, provided that such phases are completed and such revenue targets are achieved within certain periods of time. There are no other arrangements or understandings pursuant to which Mr. Cheney was appointed Vice President of our company and President of Earth911, Inc. There are no family relationships among any of our directors, executive officers, and Mr. Cheney. There are no related party transactions between us and Mr. Cheney reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

We are furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a presentation to be given at meetings with institutional investors or analysts. This information may be amended or updated at any time and from time to time through another Form 8-K, a later company filing, or other means. The presentation attached as Exhibit 99.1 to this Current Report on Form 8-K updates and replaces in its entirety all prior presentations filed by us, including the presentation filed as Exhibit 99.1 to the Current Report on Form 8-K dated December 2, 2013, which was filed with the Securities and Exchange Commission on December 2, 2013.

The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Report on Form 8-K is available on our website located at www.qrhc.com, although we reserve the right to discontinue that availability at any time.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

99.1	Quest Resource Holding Corporation Investors Presentation dated May 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2014	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
Laurie L. Latham
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Quest Resource Holding Corporation Investors Presentation dated May 2014